FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

          This First Amendment (the “Amendment”) is made as of the 26th day of January, 2006, to amend that certain Securities Purchase Agreement dated as March 18, 2005 (as amended, the “Purchase Agreement”), by and among United Energy Corporation, a Nevada corporation (the “Company”) with Sherleigh Associates Inc. Profit Sharing Plan (“Sherleigh”), and Joseph J. Grano (“Grano” and collectively with Sherleigh, the “Purchasers”), as amended by the Amendment and Waiver Agreement dated August 25, 2005, by and among the Company and the Purchasers.

RECITALS

          A.     Capitalized terms herein shall have the same meaning as defined in the Purchase Agreement.

          B.     Pursuant to the Purchase Agreement, the Purchasers agreed to purchase and the Company agreed to sell and issue to the Purchasers upon the terms and subject to the conditions stated in the Purchase Agreement:

          (A)  Up to twenty (20) Series A units of the Company’s securities (each a “Series A Unit” and collectively the “Series A Units”) at a purchase price of $80,000 per unit. Each series a unit consists of (i) 100,000 shares of the Company’s Common Stock, $.01 par value (“Unit Shares”) and (ii) warrants (each a “Series A Warrant” and collectively the “Series A Warrants”) to purchase 50,000 shares of Common Stock at an exercise price of $1.00 per share; and

          (B)  Up to forty-two (42) Series B units of the Company’s securities (each a “Series B Unit” and, collectively, the “Series B units”) at a purchase price of $80,000 per Unit. Each Series B Unit consists of (i) ten shares of Preferred Stock (convertible at the initial conversion price into an aggregate of 80,000 shares of Common Stock); and (ii) a warrant (each a “Series B Warrant” and, collectively, the “Series B Warrants”) to purchase an aggregate of 40,000 shares of common stock at an exercise price of $1.00 per share.

          C.     As of the date hereof, the Purchasers have purchased and the Company has sold and issued to the Purchasers an aggregate of twelve and 75/100 (12.75) Series A Units of which eight (8) Series A Units were purchased on the Initial Closing Date and four and 75/100 (4.75) Series A Units were purchased on Subsequent Closing Dates;

          D.     Pursuant to the Purchase Agreement, the Purchasers’ obligation to purchase the remaining 7.25 Series A Units and the Series B Units is subject to and conditioned upon the receipt by the Company of Purchase Orders (at the rate of $100,000 per Unit) for the purchase and sale of each remaining Series A Unit and then for each remaining Series B Unit during the one year period ending March 17, 2006;

          E.     The Company has requested that the Purchasers purchase the remaining 7.25 Series A Units for an aggregate purchase price of $580,000 and waive the condition for receipt of the required amount of Purchase Orders for the purchase and sale of such Units (the “Waived Condition”);

          F.     The Purchasers have agreed to purchase the remaining 7.25 Series A Units and to waive the Waived Condition, and in consideration of such purchase and such waiver, the Purchasers and the Company have agreed to amend the Purchase Agreement in accordance with the terms set forth in this Amendment.

          NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                    1.     Purchase of Remaining Series A Units. Upon the execution of this Amendment, the Purchasers shall purchase and the Company shall sell the number of Series A Units set forth in Schedule A attached hereto, for an aggregate of 7.25 Series A Units for an aggregate purchase price of $580,000. The closing of the purchase and sale of such Units shall occur on or before February 1, 2006 and shall be subject to the Subsequent Closing Date conditions and deliveries (other than the Waived Condition) as provided in Section 4.2 of the Purchase Agreement. The Waived Condition shall not apply to the purchase of the Units referenced herein. However, such condition is not waived with respect to any future purchase of the remaining Series B Units in accordance with the terms and conditions of the Purchase Agreement.

                    2.      Definitions.     (a)  The definition of Unit Purchase Period in Section 1.16 of the Purchase Agreement is hereby amended in its entirety to read as follows:

“Unit Purchase Period” means the period commencing on the Initial Closing Date and ending on the earlier of (i) March 18, 2008; or (ii) thirty days following written notice to terminate the Unit Purchase Period from the Majority Holder.

                    (b)          Section 1 of the Purchase Agreement is hereby amended by adding the following Sections 1.29, 1.30, 1.31, 1.32 and 1.33:

1.29 “Controlled Subsidiaries” means any entity in which the Company, directly or indirectly, owns at least 50% of the capital stock, equity or similar interest of such entity.

1.30     “Triggering Event” means (i) the failure of the Company to have gross revenues of a least $5,000,000 for the six month period ending September 30, 2006; (ii) the material breach by the Company of any of its representations, warranties, agreements, covenants, terms or obligations under any of the Agreements; or (iii) the purchase by the Purchasers of an aggregate of twenty-one or more Series B Units.

1.31     “Period of the Triggering Event” means the date commencing upon the occurrence of the Triggering Event and ending on the date the Purchasers no longer hold an aggregate of at least 1,500,000 shares of Common Stock Equivalents (which number shall be adjusted to reflect any stock splits, reverse stock splits or dividend or distribution in shares of Common Stock).

1.32 “Majority Holder” means, prior to the issuance of any Series B

Units, the Purchaser who is the holder of the majority of shares of Common Stock issued as part of the Series A Units, and following the issuance of the first Series B Unit, the Purchaser who is the holder of the majority of shares of the Preferred Stock.

1.33     “Common Stock Equivalents” means the (a) Unit Shares, (b) shares of Common Stock issued or issuable upon the exercise of any Series A Warrants and the Series B Warrants issued to the Purchasers, and (c) shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock issued to the Purchasers.

                    3.      Right of First Refusal and Certain Limitations. Section 7.4 of the Purchase Agreement is hereby amended in its entirety to read as follows:

(a) Subject to the exceptions described below, the Company and its Controlled Subsidiaries agree that during the period beginning on the date hereof and ending June 30, 2007 (the “Lock-Up Period”), neither the Company nor the Controlled Subsidiaries will, without the prior written consent of the Majority Holder,

          (i)  negotiate or contract with any party for any equity financing (including any debt financing with an equity component) or issue any equity securities of the Company or any Controlled Subsidiary or securities convertible or exchangeable into or for equity securities of the Company or any Controlled Subsidiary (including debt securities with an equity component) in any form (a “Future Offering”);

(ii) incur any indebtedness in excess of $250,000 with the exception of trade debt incurred in the ordinary course of business;

(iii) effect the merger or consolidation of the Company or sale, transfer or license of any assets of the Company except in the ordinary course of business;

(iv) enter into an operating or capital lease in a transaction or series of transactions with annual payments in excess of $250,000;

(v) make any capital expenditures in excess of $125,000 per fiscal year;

(vi) make or grant exclusive distribution rights with respect to any products of the Company; or

          (vii)  permit any officer of the Company to sign or endorse any check, note, draft of other form of indebtedness or transfer funds in excess of $5,000 without the prior written authority of the Chairman of the Company’s board of directors.

(b) Subject to the exceptions described below and to the restrictions set forth in the immediately preceding clause (a), the Company and its

Controlled Subsidiaries agree that during the period beginning on the date hereof and ending on March 18, 2009, neither the Company nor its Controlled Subsidiaries will negotiate or contract with any party for any Future Offering unless it shall have first delivered to each Purchaser or a designee appointed by such Purchaser a written notice (the “Future Offering Notice”). The Future Offering Notice shall describe the proposed Future Offering, include the buyer and terms and conditions thereof, and provide each Purchaser an option to purchase its Aggregate Percentage (as defined below) of the securities to be issued in such Future Offering (the limitations referred to in this clause (b) and the preceding clause (a) are collectively referred to as the “Capital Raising Limitations”). For purposes of this Section, “Aggregate Percentage” shall mean the percentage obtained by dividing (i) the aggregate number of Units issued to such Purchaser by (ii) the aggregate number of Units issued to all the Purchasers.

(c)  A Purchaser can exercise its option to participate in a Future Offering (the “Right of First Refusal”) by delivering written notice to the Company within ten (10) Business Days after receipt of a Future Offering Notice, which notice shall state whether such Purchaser will purchase its Aggregate Percentage, and that number of securities such Purchaser is willing to purchase in excess of its Aggregate Percentage. In the event that one or more Purchasers fails to exercise its Right of First Refusal, then each Purchaser which has indicated that it is willing to purchase a number of securities in such Future Offering in excess of its Aggregate Percentage shall be entitled to purchase its pro rata portion (determined in the same manner as set forth in the last sentence of section 3(b)) of the securities in the Future Offering which one or more of the Purchasers has not elected to purchase. In the event the Purchasers fail to elect to fully participate in the Future Offering within the periods described in this Section, the Company shall not be obligated to sell any of the Future Offering to the Purchaser and shall have 60 days thereafter to sell the securities in such Future Offering upon terms and conditions, no more favorable to the purchasers thereof than specified in the Future Offering Notice. In the event the Company has not sold such securities of the Future Offering within such 60 day period, the Company shall not thereafter issue or sell such securities without first offering such securities to the Purchasers in the manner provided in this Section. The Purchasers shall not be required to participate or exercise their Right of First Refusal with respect to a particular Future Offering in order to exercise their Right of First Refusal with respect to subsequent Future Offerings.

(d)  The Capital Raising Limitations shall not apply to the issuance of securities pursuant to the Purchase Agreement or upon exercise or conversion of the Company’s options, warrants or other convertible securities outstanding as of the date hereof.

                    4.     Board Representation. Section 7.14 of the Purchase Agreement is hereby amended in its entirety to read as follows:

(a)  The Majority Holder shall have the right (i) at any time in the three year period following the Initial Closing, to designate a representative who shall receive notice of and shall be permitted to attend all meetings of the Board of Directors as an observer, and (ii) upon the occurrence of a Triggering Event and for the Period of the Triggering Event, at its option, to designate up to a majority of the members of the Company’s Board of Directors.

(b)  The Company shall, within ten (10) days from the date of this Amendment amend its certificate of designation for its Series A Convertible Preferred Stock to provide for election of a majority of the directors by the holders of the Series A Preferred Stock as a class, upon the occurrence of a Triggering Event and during the Period of the Triggering Event.

                    5.      Successors and Assigns. Section 9.1 of the Purchase Agreement is hereby amended in its entirety to read as follows:

Successors and Assigns. This Agreement may not be assigned by the Company. A Purchaser may assign its rights and delegate its duties hereunder in whole or in part to any Person (who is not a competitor or vendor of the Company), provided in each case that such transferee or assignee acknowledges in writing to the Company that the representations and warranties contained in Section 6 hereof are true and accurate as the same applies to such transferee or assignee. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties, provided, in the event a transferee or assignee of a Purchaser shall be an Affiliate of the Company, the Registration Rights Agreement shall have no application to the securities transferred or assigned to such person. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                    6.      Key Man Life Insurance. Section 7 of the Purchase Agreement is hereby amended by adding the following Sections 7.16:

Key Man Life Insurance. As soon as practicable and in any event no later than February 28, 2006, the Company shall obtain and shall thereafter maintain in full force and effect, so long as the Purchasers are the holders of at least 1,500,000 shares of Common Stock Equivalents (which number shall be adjusted to reflect any stock splits, reverse stock splits or dividend or distribution in shares of Common Stock), a life insurance policy on the life of the Chief Executive Officer of the Company with a death benefit of at least $10,000,000, with the Company as the sole beneficiary.

                    7.     Miscellaneous.

                    (a)      Ratification. Except as expressly amended, modified or affected by this Amendment, all of the terms, provisions and conditions of the Purchase Agreement shall continue in full force and effect and are hereby ratified and affirmed in its entirety.

                    (b)      Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

                    (c)      No Waiver. The waivers set forth herein shall be limited as provided for herein to the provisions expressly waived and solely for the purposes expressly waived herein and shall not be deemed to be waivers to, consents to or modification of any other term or provision of the Agreements or of any transactions contemplated by the Agreements or any other failure to comply with the terms and provisions of the Agreements which may be continuing on the date hereof or which may occur after the date hereof, and the Purchasers have not agreed to forbear with respect to any of their rights or remedies concerning any failure to comply with the terms and provisions of the Agreements (other than to the extent expressly set forth herein), which may have occurred or which may occur after the date hereof.

                     (d)     Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

[signature page follows]

                    IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

The Company:

UNITED ENERGY CORPORATION
By:	/s/ Brian King

Name: Brian King
Title: Chief Executive Officer

Purchasers:

SHERLEIGH ASSOCIATES INC. PROFIT SHARING PLAN

By:	/s/ Jack Silver

Name: Jack Silver
Title: Trustee

/s/ Joseph J. Grano, Jr.

Joseph J. Grano, Jr.